Independent Auditors' Consent

The Board of Directors
CNB Bancshares, Inc.:

We consent to the incorporation by reference in this Form 8-K/A of CNB Bancshares, Inc. of our report dated March 30, 1998, relating to the consolidated balance sheets of Pinnacle Financial Services, Inc. and subsidiaries (Pinnacle) as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 8-K of CNB Bancshares, Inc. dated May 1, 1998.

Our  report  dated March 30, 1998 contains a paragraph  that
states   we   previously  audited  and   reported   on   the
consolidated balance sheet of Pinnacle as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995, prior to their
restatement   for  the  1997  pooling  of  interests.    The
contribution  of  Pinnacle to total assets  and  net  income represented 50% and 57% of the respective restated totals for the year ended December 31, 1996 and the contribution of Pinnacle to net income represented 40% of the respective restated  total  for  the  year  ended  December  31,  1995.
Separate  consolidated  financial statements  of  the  other
companies  included  in  the  December  31,  1996   restated
consolidated balance sheet and consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995 were audited and reported on separately by other auditors. We audited the combination of the Pinnacle consolidated balance sheet as of December 31, 1996 and consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995, after restatement for
the   1997  pooling  of  interests;  in  our  opinion,  such
consolidated statements have been properly combined on the basis described in note 1 of the notes to the consolidated financial statements.



                                   /s/ KPMG Peat Marwick LLP

Chicago, Illinois
June 2, 1998